Exhibit 16.1

December 10, 2024

Private and Confidential

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C 20549

Dear Sirs/Madams:

RE: Lode-Star Mining Inc.

We have read Item 4.01 of Lode-Star Mining Inc.’s Form 8-K dated December 10, 2024, and we agree with the statements made therein.

Yours truly,

/s/ Smythe LLP

Smythe LLP